UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): February 6, 2002

MAGNITUDE INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432 75-2228828

(Commission File Number) (IRS Employer Identification No.)

401 State Route 24, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)

(908) 879-2722

(Registrant's telephone number)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On February 6, 2003, the Registrant issued the press release attached as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: February 6, 2003 By: _/s/ Joerg H. Klaube______

Joerg H. Klaube

Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1

Press Release Dated February 6, 2003

Lockheed Martin Wins National Safety Council Award

With Magnitudes' Anti-Injury™ Solution for

"5 million hours with no lost-time injuries"

CHESTER, NEW JERSEY - February 6, 2003 -- Magnitude Information Systems, Inc. (Symbol: MAGY), the leading developer of Anti-Injury™ ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, today announced that it's patented Anti-Injury™ software suite, was the basis for an award to Lockheed Martin by the National Safety Council for Safety and Productivity, at the National Safety Council's most recent conference in San Diego.

Over the last decade Carpal Tunnel Syndrome and other Repetitive Strain Injuries (RSI) have become the largest injury category plaguing computer users in the workplace, home and school. In 2001 two thirds of all workers compensation claims were RSI related costing U.S. companies tens of billions of dollars annually. The selection of Lockheed Martin was based on the dramatic results of an extensive phased program at multiple Lockheed Martin locations within the United States since the year 2000. The comprehensive testing process covered tens of millions of key and mouse observations. The phased program measured "real world" impact on employees' health while using a computer, their perception of the product and productivity, as well as the reduction in Worker's Compensation claims for Musculoskeletal Disorders (MSDs) such as Carpal Tunnel Syndrome.

According to an article in the show issue of Safety & Health Magazine, Scott Evans, Director of Facilities and ESH at Lockheed Martin said: "What started out as a simple work-pacing tool met with worker skepticism, has turned into something more. It became a culture-changing event." The article continued focusing on the Lockheed Martin EIS Division: "Last year, roughly 60 percent of all employees voluntarily participated in the program. As a result, the division reduced computer-related work injuries by 50 percent and recently was recognized by Lockheed Martin's Corporate Energy, Environment, Safety & Health office for working 5 million hours with no lost-time injuries."

Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer added: "Lockheed Martin is a special company who clearly understands that their biggest asset is their employees. We applaud that decision as it clearly demonstrates that sense of family and unity at Lockheed Martin. "Public awareness of this issue (RSI) is just beginning to take hold. With ever increasing momentum, businesses are looking for RSI Anti-Injury™ solutions to protect their balance sheets and their employees," stated Mark Chroscielewski, Magnitude's SVP Business Development. He states further, "Insurance and risk management is now widely viewed as a critical boardroom issue. Workers' compensation is a significant operating cost for every global enterprise. In today's difficult economy with nominal significant growth in the top line, significant reductions in the expense line can make the significant difference between success and failure."

About Magnitude Information Systems, Inc.
Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's Anti-Injury™ software products for business help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with people working at computers. Magnitude's Anti-Injury™ software products for consumers help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. For more information, contact Magnitude at 888-786-7774 or visit <http://www.magnitude.com> .

This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking